AMENDMENT TO
EMPLOYMENT AGREEMENT
THIS AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is made as of July 13th, 2021 (the “Effective Date”), by and between Oscar Health, Inc. (fka Mulberry Health Inc.) and Oscar Management Corporation (fka Mulberry Management Corporation) (collectively, the “Company”) and R. Scott Blackley (the “Executive”). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Employment Agreement (as defined below).

RECITALS

A. The Company and the Executive have entered into an Employment Agreement dated December 5, 2020 (the “Employment Agreement”).

B. The parties hereto wish to amend certain terms of the Employment Agreement.

AMENDMENT

The parties hereto hereby amend the Employment Agreement as follows.

1.Section 2(a)(iii). Section 2(a)(iii) of the Employment Agreement is hereby deleted and replaced in its entirety with the following:

“Principal Location. During the Employment Period, the Executive shall perform the services required by this Agreement at the Company’s offices located in Virginia (the “Principal Location”), provided, however, that the parties acknowledge and agree that the Executive may be required to travel to other locations as may be necessary to fulfill the Executive’s duties and responsibilities hereunder.”

2.This Amendment shall be and, as of the Effective Date, is hereby incorporated in and forms a part of the Employment Agreement.

3.Except as expressly provided herein, all terms and conditions of the Employment Agreement shall remain in full force and effect.

(Signature page follows)

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

OSCAR HEALTH, INC.

OSCAR MANAGEMENT CORPORATION

By:	/s/ Mario Schlosser
Mario Schlosser
Chief Executive Officer

EXECUTIVE
/s/ R. Scott Blackley
R. Scott Blackley